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                                  EXHIBIT 11



V-TWIN ACQUISITIONS, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE SIX AND THREE MONTHS ENDED DECEMBER 31, 2000 AND 1999

  -----------------------------------------------------------------------------------------------------

                    SIX MONTHS ENDED DECEMBER 31,                            2000             1999
  -----------------------------------------------------------------------------------------------------
  SHARES OUTSTANDING..........................................              4,282,000       3,700,000
  WEIGHTED AVERAGE SHARES OUTSTANDING.........................              4,139,509       3,700,000
  NET INCOME (LOSS)...........................................           $ (1,472,872)     $ (247,878)
  TOTAL NET INCOME (LOSS) AVAILABLE FOR COMMON STOCKHOLDERS'             $ (1,472,872)     $ (247,878)
                                                                         =============     ===========

  BASIC AND DILUTED LOSS PER SHARE:
  LOSS PER SHARE                                                         $      (0.36)     $    (0.07)
                                                                         -------------     -----------


  -----------------------------------------------------------------------------------------------------
                    THREE MONTHS ENDED DECEMBER 31,                          2000             1999
  -----------------------------------------------------------------------------------------------------
  SHARES OUTSTANDING..........................................              4,282,000       3,700,000
  WEIGHTED AVERAGE SHARES OUTSTANDING.........................              4,151,085       3,700,000
  NET INCOME (LOSS)...........................................           $   (940,912)     $ (155,986)
  TOTAL NET INCOME (LOSS) AVAILABLE FOR COMMON STOCKHOLDERS'             $   (940,912)     $ (155,986)
                                                                         =============     ===========

  BASIC AND DILUTED LOSS PER SHARE:
  LOSS PER SHARE                                                         $      (0.23)     $    (0.05)
                                                                         -------------     -----------